UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)—July 17, 2006

THE RESTAURANT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-131004 (Commission File Number)	62-1254388 (I.R.S. Employer Identification No.)
6075 Poplar Ave., Suite 800
Memphis, TN 38119
(Address of principal executive offices)
Registrant’s telephone number, including area code: (901) 766-6400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
     Effective July 17, 2006, the Audit Committee of the Board of Directors of TRC Holding LLC (“TRCH”), the indirect parent of The Restaurant Company (the “Company”), dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
     The reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Company and its subsidiaries for the period from January 1, 2005 through September 21, 2005 and for the period from September 22, 2005 through December 25, 2005, and the fiscal year ended December 26, 2004, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.
     During the fiscal year ended December 26, 2004, the period from January 1, 2005 through September 21, 2005 and the period from September 22, 2005 through December 25, 2005 and through July 17, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in its reports. During the fiscal year ended December 26, 2004, the period from January 1, 2005 through September 21, 2005 and the period from September 22, 2005 through December 25, 2005 and through July 17, 2006, there have been no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except as noted below.
     Based on management’s evaluation of the Company’s internal controls as of December 26, 2004, management determined that the Company’s controls over the application of accounting policies related to lease terms and the related useful lives of leasehold improvements and the classification of restaurant closures as discontinued operations were ineffective to ensure that these policies complied with accounting principles generally accepted in the United States of America. Specifically, the deficiencies in the controls over the application of lease accounting and discontinued operations policies failed to identify material misstatements in the Company’s financial statements, which resulted in restatements of the Company’s consolidated financial statements for the fiscal years ended 2003 and 2002, the four quarters of fiscal 2003, and the first three quarters of fiscal 2004. Accordingly, the Company concluded that these control deficiencies constituted a material weakness in its internal control over financial reporting as of December 26, 2004. As a result of this determination, the Company’s management, including the then current CEO and CFO, concluded that the Company’s disclosure controls and procedures were not effective as of December 26, 2004. However, the Company has since remediated these deficiencies in its controls and procedures by implementing additional review procedures over the application of appropriate assumptions and factors affecting our lease accounting and the presentation of discontinued operations.
     The registrant has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of the successor accountant concerning the subject matter of these material weaknesses.
     As required by Item 304(a)(3) of Regulation S-K, the Company has provided PricewaterhouseCoopers LLP a copy of the disclosures contained in this Report on Form 8-K and has requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the Commission stating whether PricewaterhouseCoopers LLP agrees with the statements made by the Company in this Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of PricewaterhouseCoopers LLP’s letter dated July 21, 2006, is included as Exhibit 16.01 hereto.
     On July 17, 2006, the Company appointed Deloitte & Touche LLP as its new independent registered public accounting firm, subject to the completion of their new client acceptance procedures, to conduct the audit of the Company’s financial statements as of and for the year ending December 31, 2006, with quarterly reviews of the Company’s financial statements beginning as of and for the quarter ended July 9, 2006. The decision to engage Deloitte & Touche LLP was recommended by management and approved by the Audit Committee of TRCH’s Board of Directors. During the two most recent fiscal years ended December 26, 2004 and December 25, 2005 and through July 17, 2006, the Company has not consulted with Deloitte & Touche LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibit

16.01	Letter from PricewaterhouseCoopers LLP regarding the statements made by The Restaurant Company in Item 4.01 of this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RESTAURANT COMPANY

Dated: July 21, 2006	By:	/s/ James W. Stryker

James W. Stryker
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.01	Letter from PricewaterhouseCoopers LLP regarding the statements made by The Restaurant Company in Item 4.01 of this Current Report on Form 8-K.